Exhibit 99.1
Caterpillar Inc.
1Q 2026 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports First-Quarter 2026 Results

	First Quarter
($ in billions except profit per share)	2026	2025
Sales and Revenues	$17.4	$14.2
Profit Per Share	$5.47	$4.20
Adjusted Profit Per Share	$5.54	$4.25

Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.

●	First-quarter 2026 sales and revenues increased 22% to $17.4 billion
●	First-quarter 2026 profit per share of $5.47; adjusted profit per share of $5.54
●	Deployed $5.7 billion of cash for share repurchases and dividends in the first quarter

IRVING, Texas, Apr. 30, 2026 – Caterpillar Inc. (NYSE: CAT) announced first-quarter 2026 results.
“Our team delivered a strong start to the year, driven by resilient end markets and disciplined execution in a dynamic operating environment,” said Caterpillar Chairman and CEO Joe Creed. “Solid sales and revenues growth, combined with robust order activity, demonstrate the strength of our business and our focus on solving our customers’ toughest challenges. A record backlog provides a strong foundation for continued positive momentum.”
Sales and revenues for the first quarter of 2026 were $17.4 billion, a 22% increase compared with $14.2 billion in the first quarter of 2025. The increase was primarily due to higher sales volume of $2.3 billion and favorable price realization of $426 million.
Operating profit margin was 17.7% for the first quarter of 2026, compared with 18.1% for the first quarter of 2025. Adjusted operating profit margin was 18.0% for the first quarter of 2026, compared with 18.3% for the first quarter of 2025. First-quarter 2026 profit per share was $5.47, compared with first-quarter 2025 profit per share of $4.20. Adjusted profit per share in the first quarter of 2026 was $5.54, compared with first-quarter 2025 adjusted profit per share of $4.25. For the first quarter of 2026 and 2025, adjusted operating profit margin and adjusted profit per share excluded restructuring costs.
For the first quarter of 2026, enterprise operating cash flow was $1.9 billion, and the company ended the first quarter with $4.1 billion of enterprise cash. In the quarter, the company deployed $5.0 billion of cash for repurchases of Caterpillar common stock and $0.7 billion of cash for dividends.
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the first quarter of 2025 (at left) and the first quarter of 2026 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the first quarter of 2026 were $17.415 billion, an increase of $3.166 billion, or 22%, compared with $14.249 billion in the first quarter of 2025. The increase was primarily due to higher sales volume of $2.3 billion and favorable price realization of $426 million. Higher sales volume was mainly driven by the impact from changes in dealer inventories and higher sales of equipment to end users. Dealer inventory increased more during the first quarter of 2026 than during the first quarter of 2025.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	First Quarter 2025	Sales Volume	Price Realization	Currency	Inter-Segment / Other	First Quarter 2026	$ Change	% Change

Power & Energy	$5,783	$840	$108	$111	$189	$7,031	$1,248	22%
Construction Industries	5,184	1,459	356	143	19	7,161	1,977	38%
Resource Industries	3,661	85	(39)	78	12	3,797	136	4%
All Other Segment	70	1	—	—	6	77	7	10%
Corporate Items and Eliminations	(1,320)	(67)	1	19	(226)	(1,593)	(273)
Machinery, Power & Energy	13,378	2,318	426	351	—	16,473	3,095	23%

Financial Products Segment	1,007	—	—	—	89	1,096	89	9%
Corporate Items and Eliminations	(136)	—	—	—	(18)	(154)	(18)
Financial Products Revenues	871	—	—	—	71	942	71	8%

Consolidated Sales and Revenues	$14,249	$2,318	$426	$351	$71	$17,415	$3,166	22%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
First Quarter 2026
Power & Energy	$3,500	33%	$278	(15%)	$1,141	11%	$794	17%	$5,713	23%	$1,318	17%	$7,031	22%
Construction Industries	4,292	48%	650	29%	1,199	38%	961	11%	7,102	38%	59	48%	7,161	38%
Resource Industries	1,836	14%	572	(6%)	560	10%	742	(14%)	3,710	3%	87	16%	3,797	4%
All Other Segment	7	(13%)	—	—%	3	200%	2	—%	12	9%	65	10%	77	10%
Corporate Items and Eliminations	(55)		—		(4)		(5)		(64)		(1,529)		(1,593)
Machinery, Power & Energy	9,580	34%	1,500	5%	2,899	21%	2,494	4%	16,473	23%	—	—%	16,473	23%

Financial Products Segment	741	9%	111	12%	133	9%	111	7%	1,096	9%	—	—%	1,096	9%
Corporate Items and Eliminations	(91)		(19)		(24)		(20)		(154)		—		(154)
Financial Products Revenues	650	8%	92	15%	109	6%	91	6%	942	8%	—	—%	942	8%

Consolidated Sales and Revenues	$10,230	32%	$1,592	5%	$3,008	20%	$2,585	4%	$17,415	22%	$—	—%	$17,415	22%

First Quarter 2025
Power & Energy	$2,625		$326		$1,026		$677		$4,654		$1,129		$5,783
Construction Industries	2,904		504		867		869		5,144		40		5,184
Resource Industries	1,610		606		510		860		3,586		75		3,661
All Other Segment	8		—		1		2		11		59		70
Corporate Items and Eliminations	(11)		(1)		(1)		(4)		(17)		(1,303)		(1,320)
Machinery, Power & Energy	7,136		1,435		2,403		2,404		13,378		—		13,378

Financial Products Segment	682		99		122		104		1,007		—		1,007
Corporate Items and Eliminations	(80)		(19)		(19)		(18)		(136)		—		(136)
Financial Products Revenues	602		80		103		86		871		—		871

Consolidated Sales and Revenues	$7,738		$1,515		$2,506		$2,490		$14,249		$—		$14,249

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the first quarter of 2025 (at left) and the first quarter of 2026 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Power & Energy’s other operating (income) expenses.
Operating profit for the first quarter of 2026 was $3.085 billion, an increase of $506 million, or 20%, compared with $2.579 billion in the first quarter of 2025. The increase was mainly due to the profit impact of higher sales volume of $940 million and favorable price realization of $426 million. This was partially offset by unfavorable manufacturing costs of $710 million and higher selling, general and administrative (SG&A) and research and development (R&D) expenses of $225 million. Unfavorable manufacturing costs largely reflected the impact of higher tariff costs. The increase in SG&A/R&D expenses was primarily driven by higher compensation expenses.

Profit (Loss) by Segment
(Millions of dollars)	First Quarter 2026	First Quarter 2025	$ Change	% Change
Power & Energy	$1,450	$1,288	$162	13%
Construction Industries	1,535	1,024	511	50%
Resource Industries	378	623	(245)	(39%)
All Other Segment	(43)	(19)	(24)	(126%)
Corporate Items and Eliminations	(321)	(401)	80
Machinery, Power & Energy	2,999	2,515	484	19%

Financial Products Segment	245	215	30	14%
Corporate Items and Eliminations	(8)	(14)	6
Financial Products	237	201	36	18%

Consolidating Adjustments	(151)	(137)	(14)

Consolidated Operating Profit	$3,085	$2,579	$506	20%

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Other Profit/Loss and Tax Items
•Other income (expense) in the first quarter of 2026 was income of $260 million, compared with income of $107 million in the first quarter of 2025. The change was primarily driven by favorable impacts from foreign currency, total return swap contracts and commodity hedges.
•The effective tax rate for the first quarter of 2026 was 20.9% compared to 22.3% for the first quarter of 2025. Excluding the discrete items discussed below, the global estimated annual effective tax rate was 23.0% for the first quarter of 2026 and 2025.
A discrete tax benefit of $68 million was recorded in the first quarter of 2026, compared with a $17 million benefit in the first quarter of 2025, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.
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POWER & ENERGY
(Millions of dollars)
Segment Sales
	First Quarter 2025	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2026	$ Change	% Change
Total Sales	$5,783	$840	$108		$111	$189	$7,031	$1,248	22%

Sales by Application
	First Quarter 2026	First Quarter 2025	$ Change		% Change
Power Generation	$2,817	$1,996	$821		41%
Oil and Gas	1,423	1,258	165		13%
Industrial	1,473	1,400	73		5%
External Sales	5,713	4,654	1,059		23%
Inter-segment	1,318	1,129	189		17%
Total Sales	$7,031	$5,783	$1,248		22%

Segment Profit
	First Quarter 2026	First Quarter 2025	Change		% Change
Segment Profit	$1,450	$1,288	$162		13%
Segment Profit Margin	20.6%	22.3%	(1.7	pts)

Power & Energy’s total sales were $7.031 billion in the first quarter of 2026, an increase of $1.248 billion, or 22%, compared with $5.783 billion in the first quarter of 2025. The increase was primarily due to higher sales volume of $840 million and higher inter-segment sales of $189 million.
•Power Generation – Sales increased in large reciprocating engines and in turbines and turbine-related services, primarily data center applications.
•Oil and Gas – Sales increased in reciprocating engines used in gas compression applications. Sales also increased in turbines and turbine-related services.
•Industrial – Sales increased primarily in EAME and Asia/Pacific.
Power & Energy’s segment profit was $1.450 billion in the first quarter of 2026, an increase of $162 million, or 13%, compared with $1.288 billion in the first quarter of 2025. The increase was mainly due to the profit impact of higher sales volume of $435 million and favorable price realization of $108 million, partially offset by unfavorable manufacturing costs of $346 million. Unfavorable manufacturing costs primarily reflected the impact of higher tariff costs.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2025	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2026	$ Change	% Change
Total Sales	$5,184	$1,459	$356		$143	$19	$7,161	$1,977	38%

Sales by Geographic Region
	First Quarter 2026	First Quarter 2025	$ Change		% Change
North America	$4,292	$2,904	$1,388		48%
Latin America	650	504	146		29%
EAME	1,199	867	332		38%
Asia/Pacific	961	869	92		11%
External Sales	7,102	5,144	1,958		38%
Inter-segment	59	40	19		48%
Total Sales	$7,161	$5,184	$1,977		38%

Segment Profit
	First Quarter 2026	First Quarter 2025	Change		% Change
Segment Profit	$1,535	$1,024	$511		50%
Segment Profit Margin	21.4%	19.8%	1.6	pts

Construction Industries’ total sales were $7.161 billion in the first quarter of 2026, an increase of $1.977 billion, or 38%, compared with $5.184 billion in the first quarter of 2025. The increase in sales was mainly due to higher sales volume of $1.5 billion and favorable price realization of $356 million. Higher sales volume was primarily driven by the impact from changes in dealer inventories. Dealer inventory increased during the first quarter of 2026, compared with a slight decrease during the first quarter of 2025.
•In North America, sales increased due to higher sales volume and favorable price realization. Higher sales volume was mainly driven by the impact from changes in dealer inventories.
•Sales increased in Latin America mainly due to higher sales volume and favorable currency impacts primarily related to the Brazilian real. Higher sales volume was mainly driven by the impact from changes in dealer inventories.
•In EAME, sales increased primarily due to higher sales volume and favorable currency impacts mainly related to the euro. Higher sales volume was primarily driven by the impact from changes in dealer inventories.
•Sales increased in Asia/Pacific mainly due to favorable price realization and favorable currency impacts primarily related to the Australian dollar.
Construction Industries’ segment profit was $1.535 billion in the first quarter of 2026, an increase of $511 million, or 50%, compared with $1.024 billion in the first quarter of 2025. The increase was primarily due to the profit impact of higher sales volume of $505 million and favorable price realization of $356 million, partially offset by unfavorable manufacturing costs of $362 million. Unfavorable manufacturing costs largely reflected the impact of higher tariff costs.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2025	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2026	$ Change	% Change
Total Sales	$3,661	$85	$(39)		$78	$12	$3,797	$136	4%

Sales by Industry
	First Quarter 2026	First Quarter 2025	$ Change		% Change
Mining, HC and Q&A*	$2,954	$2,842	$112		4%
Rail	756	744	12		2%
External Sales	3,710	3,586	124		3%
Inter-segment	87	75	12		16%
Total Sales	$3,797	$3,661	$136		4%
*Heavy Construction and Quarry & Aggregates (HC and Q&A)
Segment Profit
	First Quarter 2026	First Quarter 2025	Change		% Change
Segment Profit	$378	$623	$(245)		(39%)
Segment Profit Margin	10.0%	17.0%	(7.0	pts)

Resource Industries’ total sales were $3.797 billion in the first quarter of 2026, an increase of $136 million, or 4%, compared with $3.661 billion in the first quarter of 2025. The increase was primarily due to higher sales volume of $85 million and favorable currency impacts of $78 million mainly related to the Australian dollar. Higher sales volume was primarily driven by higher sales of equipment to end users.
•Mining, Heavy Construction and Quarry & Aggregates – Sales increased primarily due to higher sales of equipment to end users in Mining.
•Rail – Sales increased in rail services.
Resource Industries’ segment profit was $378 million in the first quarter of 2026, a decrease of $245 million, or 39%, compared with $623 million in the first quarter of 2025. The decrease was mainly due to unfavorable manufacturing costs. Unfavorable manufacturing costs largely reflected the impact of higher tariff costs.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	First Quarter 2026	First Quarter 2025	$ Change	% Change
North America	$741	$682	$59	9%
Latin America	111	99	12	12%
EAME	133	122	11	9%
Asia/Pacific	111	104	7	7%
Total Revenues	$1,096	$1,007	$89	9%

Segment Profit
	First Quarter 2026	First Quarter 2025	Change	% Change
Segment Profit	$245	$215	$30	14%

Financial Products’ segment revenues were $1.096 billion in the first quarter of 2026, an increase of $89 million, or 9%, compared with $1.007 billion in the first quarter of 2025. The increase was primarily due to a favorable impact from higher average earning assets across all regions.
Financial Products’ segment profit was $245 million in the first quarter of 2026, an increase of $30 million, or 14%, compared with $215 million in the first quarter of 2025. The increase was mainly due to a favorable impact from higher average earning assets of $40 million and a favorable impact from higher margins at Insurance Services of $9 million, partially offset by higher SG&A expenses of $22 million.
At the end of the first quarter of 2026, past dues at Cat Financial were 1.39%, compared with 1.58% at the end of the first quarter of 2025. Write-offs, net of recoveries, were $29 million for the first quarter of 2026, compared with $20 million for the first quarter of 2025. As of March 31, 2026, Cat Financial's allowance for credit losses totaled $283 million, or 0.86% of finance receivables, compared with $284 million, or 0.86% of finance receivables at December 31, 2025.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $329 million in the first quarter of 2026, a decrease of $86 million from the first quarter of 2025, primarily driven by favorable impacts of segment reporting methodology differences and decreased expenses due to timing differences, partially offset by higher corporate costs and an unfavorable change in fair value adjustments related to deferred compensation plans.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Thursday, Apr. 30, 2026.
iii.Information on non-GAAP financial measures is included in the appendix on pages 12 and 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Thursday, Apr. 30, 2026, to discuss its 2026 first-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
For more than a century, Caterpillar has built a better, more sustainable world. With 2025 sales and revenues of $67.6 billion, Caterpillar Inc. is shaping the future as the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Backed by one of the largest independent global dealer networks and financing services through Cat Financial, the company’s primary business segments: Power & Energy, Construction Industries and Resource Industries are solving customers’ toughest challenges through commercial excellence and advanced technology, driven by a highly skilled, dedicated global team. Learn more at caterpillar.com.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Alex Kapper, +1 773-250-2227 or Kapper_Alex@cat.com

Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of one significant item in order for the company’s results to be meaningful to readers. This item consists of (i) restructuring costs. The company does not consider this item indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2026, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended March 31, 2026 - U.S. GAAP	$3,085	17.7%	$3,211	$670	$2,549	$5.47
Restructuring costs	41	0.3%	41	9	32	0.07
Three Months Ended March 31, 2026 - Adjusted	$3,126	18.0%	$3,252	$679	$2,581	$5.54

Three Months Ended March 31, 2025 - U.S. GAAP	$2,579	18.1%	$2,570	$574	$2,003	$4.20
Restructuring costs	32	0.2%	33	8	25	0.05
Three Months Ended March 31, 2025 - Adjusted	$2,611	18.3%	$2,603	$582	$2,028	$4.25

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The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three months ended March 31, 2026 and 2025, this item consists of (i) the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended March 31, 2026 - U.S. GAAP	$3,211	670	20.9%
Excess stock-based compensation	—	68
Annual effective tax rate, excluding discrete items	$3,211	$738	23.0%
Excess stock-based compensation	—	(68)
Restructuring costs	41	9

Three Months Ended March 31, 2026 - Adjusted	$3,252	$679

Three Months Ended March 31, 2025 - U.S. GAAP	$2,570	$574	22.3%
Excess stock-based compensation	—	17
Annual effective tax rate, excluding discrete items	$2,570	$591	23.0%
Excess stock-based compensation	—	(17)
Restructuring costs	33	8

Three Months Ended March 31, 2025 - Adjusted	$2,603	$582

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Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Power & Energy (MP&E) – The company defines MP&E as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. MP&E’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between MP&E and Financial Products.
The nature of the MP&E and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 15 to 23 reconcile MP&E and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended March 31,
	2026	2025
Sales and revenues:
Sales of Machinery, Power & Energy	$16,473	$13,378
Revenues of Financial Products	942	871
Total sales and revenues	17,415	14,249

Operating costs:
Cost of goods sold	11,306	8,965
Selling, general and administrative expenses	1,816	1,593
Research and development expenses	537	480
Interest expense of Financial Products	345	326
Other operating (income) expenses	326	306
Total operating costs	14,330	11,670

Operating profit	3,085	2,579

Interest expense excluding Financial Products	134	116
Other income (expense)	260	107

Consolidated profit before taxes	3,211	2,570

Provision (benefit) for income taxes	670	574
Profit of consolidated companies	2,541	1,996

Equity in profit (loss) of unconsolidated affiliated companies	7	7

Profit of consolidated and affiliated companies	2,548	2,003

Less: Profit (loss) attributable to noncontrolling interests	(1)	—

Profit [1]	$2,549	$2,003

Profit per common share	$5.50	$4.22
Profit per common share — diluted [2]	$5.47	$4.20

Weighted-average common shares outstanding (millions)
– Basic	463.4	474.9
– Diluted [2]	465.8	477.1

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$4,072	$9,980
Receivables – trade and other	11,447	10,920
Receivables – finance	10,443	10,649
Prepaid expenses and other current assets	2,980	2,801
Inventories	19,626	18,135
Total current assets	48,568	52,485

Property, plant and equipment – net	15,249	15,140
Long-term receivables – trade and other	2,490	2,142
Long-term receivables – finance	14,341	14,272
Noncurrent deferred and refundable income taxes	2,419	2,882
Intangible assets	419	241
Goodwill	5,865	5,321
Other assets	6,199	6,102
Total assets	$95,550	$98,585

Liabilities
Current liabilities:
Short-term borrowings:
-- Financial Products	$4,729	$5,514
Accounts payable	9,641	8,968
Accrued expenses	5,454	5,587
Accrued wages, salaries and employee benefits	1,434	2,554
Customer advances	4,382	3,314
Dividends payable	—	703
Other current liabilities	2,567	2,798
Long-term debt due within one year:
-- Machinery, Power & Energy	35	35
-- Financial Products	7,660	7,085
Total current liabilities	35,902	36,558

Long-term debt due after one year:
-- Machinery, Power & Energy	10,671	10,678
-- Financial Products	19,971	20,018
Liability for postemployment benefits	3,659	3,838
Other liabilities	6,687	6,175
Total liabilities	76,890	77,267

Shareholders’ equity
Common stock	5,852	7,181
Treasury stock	(53,307)	(49,539)
Profit employed in the business	67,997	65,448
Accumulated other comprehensive income (loss)	(1,881)	(1,772)
Noncontrolling interests	(1)	—
Total shareholders’ equity	18,660	21,318
Total liabilities and shareholders’ equity	$95,550	$98,585

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Three Months Ended March 31,
	2026	2025
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,548	$2,003
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	595	540
Provision (benefit) for deferred income taxes	534	(38)
Other	68	78
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(801)	155
Inventories	(1,501)	(990)
Accounts payable	938	401
Accrued expenses	(202)	(198)
Accrued wages, salaries and employee benefits	(1,123)	(1,144)
Customer advances	1,328	713
Other assets – net	(184)	69
Other liabilities – net	(330)	(300)
Net cash provided by (used for) operating activities	1,870	1,289
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(728)	(710)
Expenditures for equipment leased to others	(323)	(208)
Proceeds from disposals of leased assets and property, plant and equipment	191	149
Additions to finance receivables	(3,890)	(3,209)
Collections of finance receivables	3,876	3,049
Proceeds from sale of finance receivables	13	7
Investments and acquisitions (net of cash acquired)	(788)	(2)
Proceeds from sale of businesses and investments (net of cash sold)	—	12
Proceeds from maturities and sale of securities	361	923
Investments in securities	(467)	(177)
Other – net	(20)	(9)
Net cash provided by (used for) investing activities	(1,775)	(175)
Cash flow from financing activities:
Dividends paid	(703)	(674)
Common stock issued, and other stock compensation transactions, net	(97)	(64)
Payments to purchase common stock	(5,028)	(3,660)
Proceeds from debt issued (original maturities greater than three months)	3,908	2,633
Payments on debt (original maturities greater than three months)	(3,222)	(1,797)
Short-term borrowings – net (original maturities three months or less)	(808)	(934)
Net cash provided by (used for) financing activities	(5,950)	(4,496)
Effect of exchange rate changes on cash	(55)	54
Increase (decrease) in cash, cash equivalents and restricted cash	(5,910)	(3,328)
Cash, cash equivalents and restricted cash at beginning of period	9,986	6,896
Cash, cash equivalents and restricted cash at end of period	$4,076	$3,568

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$16,473	$16,473	$—	$—
Revenues of Financial Products	942	—	1,143	(201)	1
Total sales and revenues	17,415	16,473	1,143	(201)

Operating costs:
Cost of goods sold	11,306	11,308	—	(2)	2
Selling, general and administrative expenses	1,816	1,609	222	(15)	2
Research and development expenses	537	537	—	—
Interest expense of Financial Products	345	—	356	(11)	2
Other operating (income) expenses	326	20	328	(22)	2
Total operating costs	14,330	13,474	906	(50)

Operating profit	3,085	2,999	237	(151)

Interest expense excluding Financial Products	134	140	—	(6)	3
Other income (expense)	260	99	16	145	4

Consolidated profit before taxes	3,211	2,958	253	—

Provision (benefit) for income taxes	670	607	63	—
Profit of consolidated companies	2,541	2,351	190	—

Equity in profit (loss) of unconsolidated affiliated companies	7	7	—	—

Profit of consolidated and affiliated companies	2,548	2,358	190	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [5]	$2,549	$2,359	$190	$—

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of interest expense recorded between Financial Products and MP&E.
4	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$13,378	$13,378	$—	$—
Revenues of Financial Products	871	—	1,048	(177)	1
Total sales and revenues	14,249	13,378	1,048	(177)

Operating costs:
Cost of goods sold	8,965	8,967	—	(2)	2
Selling, general and administrative expenses	1,593	1,408	196	(11)	2
Research and development expenses	480	480	—	—
Interest expense of Financial Products	326	—	326	—
Other operating (income) expenses	306	8	325	(27)	2
Total operating costs	11,670	10,863	847	(40)

Operating profit	2,579	2,515	201	(137)

Interest expense excluding Financial Products	116	119	—	(3)
Other income (expense)	107	(45)	18	134	3

Consolidated profit before taxes	2,570	2,351	219	—

Provision (benefit) for income taxes	574	520	54	—
Profit of consolidated companies	1,996	1,831	165	—

Equity in profit (loss) of unconsolidated affiliated companies	7	7	—	—

Profit of consolidated and affiliated companies	2,003	1,838	165	—

Less: Profit (loss) attributable to noncontrolling interests	—	—	—	—

Profit [4]	$2,003	$1,838	$165	$—

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At March 31, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$4,072	$3,316	$756	$—
Receivables – trade and other	11,447	4,515	624	6,308	1,2
Receivables – finance	10,443	—	17,014	(6,571)	2
Prepaid expenses and other current assets	2,980	2,614	446	(80)	3
Inventories	19,626	19,626	—	—
Total current assets	48,568	30,071	18,840	(343)

Property, plant and equipment – net	15,249	11,078	4,124	47	4
Long-term receivables – trade and other	2,490	2,323	117	50	1,2
Long-term receivables – finance	14,341	—	15,671	(1,330)	2
Noncurrent deferred and refundable income taxes	2,419	2,728	129	(438)	5
Intangible assets	419	419	—	—
Goodwill	5,865	5,865	—	—
Other assets	6,199	4,562	2,706	(1,069)	6
Total assets	$95,550	$57,046	$41,587	$(3,083)

Liabilities
Current liabilities:
Short-term borrowings	$4,729	$—	$4,729	$—
Accounts payable	9,641	9,590	310	(259)	7
Accrued expenses	5,454	4,764	690	—
Accrued wages, salaries and employee benefits	1,434	1,399	35	—
Customer advances	4,382	4,379	3	—
Dividends payable	—	—	—	—
Other current liabilities	2,567	2,004	659	(96)	5,8
Long-term debt due within one year	7,695	35	7,660	—
Total current liabilities	35,902	22,171	14,086	(355)

Long-term debt due after one year	30,642	10,956	20,971	(1,285)	9
Liability for postemployment benefits	3,659	3,659	—	—
Other liabilities	6,687	5,662	1,525	(500)	5
Total liabilities	76,890	42,448	36,582	(2,140)

Shareholders’ equity
Common stock	5,852	5,852	905	(905)	10
Treasury stock	(53,307)	(53,307)	—	—
Profit employed in the business	67,997	62,977	4,989	31	10
Accumulated other comprehensive income (loss)	(1,881)	(925)	(955)	(1)	10
Noncontrolling interests	(1)	1	66	(68)	10
Total shareholders’ equity	18,660	14,598	5,005	(943)
Total liabilities and shareholders’ equity	$95,550	$57,046	$41,587	$(3,083)

1	Elimination of receivables between MP&E and Financial Products.
2	Reclassification of MP&E’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of MP&E's insurance premiums that are prepaid to Financial Products.
4	Reclassification of Financial Products’ other assets to property, plant and equipment.
5	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
6	Elimination of other intercompany assets and liabilities between MP&E and Financial Products.
7	Elimination of payables between MP&E and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between MP&E and Financial Products.
10	Eliminations associated with MP&E’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,980	$9,333	$647	$—
Receivables – trade and other	10,920	3,883	657	6,380	1,2
Receivables – finance	10,649	—	17,325	(6,676)	2
Prepaid expenses and other current assets	2,801	2,448	441	(88)	3
Inventories	18,135	18,135	—	—
Total current assets	52,485	33,799	19,070	(384)

Property, plant and equipment – net	15,140	10,985	4,106	49	4
Long-term receivables – trade and other	2,142	1,982	163	(3)	1,2
Long-term receivables – finance	14,272	—	15,538	(1,266)	2
Noncurrent deferred and refundable income taxes	2,882	3,208	133	(459)	5
Intangible assets	241	241	—	—
Goodwill	5,321	5,321	—	—
Other assets	6,102	4,525	2,651	(1,074)	6
Total assets	$98,585	$60,061	$41,661	$(3,137)

Liabilities
Current liabilities:
Short-term borrowings	$5,514	$—	$5,514	$—
Accounts payable	8,968	8,988	268	(288)	7
Accrued expenses	5,587	4,877	710	—
Accrued wages, salaries and employee benefits	2,554	2,494	60	—
Customer advances	3,314	3,311	3	—
Dividends payable	703	703	—	—
Other current liabilities	2,798	2,259	645	(106)	5,8
Long-term debt due within one year	7,120	35	7,085	—
Total current liabilities	36,558	22,667	14,285	(394)

Long-term debt due after one year	30,696	10,955	21,018	(1,277)	9
Liability for postemployment benefits	3,838	3,837	1	—
Other liabilities	6,175	5,162	1,516	(503)	5
Total liabilities	77,267	42,621	36,820	(2,174)

Shareholders’ equity
Common stock	7,181	7,181	905	(905)	10
Treasury stock	(49,539)	(49,539)	—	—
Profit employed in the business	65,448	60,639	4,799	10	10
Accumulated other comprehensive income (loss)	(1,772)	(843)	(929)	—
Noncontrolling interests	—	2	66	(68)	10
Total shareholders’ equity	21,318	17,440	4,841	(963)
Total liabilities and shareholders’ equity	$98,585	$60,061	$41,661	$(3,137)

1	Elimination of receivables between MP&E and Financial Products.
2	Reclassification of MP&E’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of MP&E’s insurance premiums that are prepaid to Financial Products.
4	Reclassification of Financial Products’ other assets to property, plant and equipment.
5	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
6	Elimination of other intercompany assets and liabilities between MP&E and Financial Products.
7	Elimination of payables between MP&E and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between MP&E and Financial Products.
10	Eliminations associated with MP&E’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,548	$2,358	$190	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	595	396	199	—
Provision (benefit) for deferred income taxes	534	550	(16)	—
Other	68	4	(96)	160	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(801)	(817)	(2)	18	[1,2]
Inventories	(1,501)	(1,501)	—	—
Accounts payable	938	864	45	29	1
Accrued expenses	(202)	(183)	(19)	—
Accrued wages, salaries and employee benefits	(1,123)	(1,098)	(25)	—
Customer advances	1,328	1,328	—	—
Other assets – net	(184)	(183)	11	(12)	1
Other liabilities – net	(330)	(416)	59	27	1
Net cash provided by (used for) operating activities	1,870	1,302	346	222
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(728)	(719)	(10)	1	1
Expenditures for equipment leased to others	(323)	(4)	(320)	1	1
Proceeds from disposals of leased assets and property, plant and equipment	191	22	171	(2)	1
Additions to finance receivables	(3,890)	—	(4,452)	562	2
Collections of finance receivables	3,876	—	4,443	(567)	2
Net intercompany purchased receivables	—	—	217	(217)	2
Proceeds from sale of finance receivables	13	—	13	—
Collections of intercompany receivables (original maturities greater than three months)	—	—	26	(26)	3
Investments and acquisitions (net of cash acquired)	(788)	(788)	—	—
Proceeds from maturities and sale of securities	361	219	142	—
Investments in securities	(467)	(213)	(254)	—
Other – net	(20)	91	(111)	—
Net cash provided by (used for) investing activities	(1,775)	(1,392)	(135)	(248)
Cash flow from financing activities:
Dividends paid	(703)	(703)	—	—
Common stock issued, and other stock compensation transactions, net	(97)	(97)	—	—
Payments to purchase common stock	(5,028)	(5,028)	—	—
Payments on intercompany borrowings (original maturities greater than three months)	—	(26)	—	26	3
Proceeds from debt issued (original maturities greater than three months)	3,908	—	3,908	—
Payments on debt (original maturities greater than three months)	(3,222)	(10)	(3,212)	—
Short-term borrowings – net (original maturities three months or less)	(808)	—	(808)	—
Net cash provided by (used for) financing activities	(5,950)	(5,864)	(112)	26
Effect of exchange rate changes on cash	(55)	(64)	9	—
Increase (decrease) in cash, cash equivalents and restricted cash	(5,910)	(6,018)	108	—
Cash, cash equivalents and restricted cash at beginning of period	9,986	9,336	650	—
Cash, cash equivalents and restricted cash at end of period	$4,076	$3,318	$758	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of proceeds and payments to/from MP&E and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,003	$1,838	$165	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	540	351	189	—
Provision (benefit) for deferred income taxes	(38)	(34)	(4)	—
Other	78	76	(123)	125	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	155	215	(19)	(41)	[1,2]
Inventories	(990)	(990)	—	—
Accounts payable	401	343	60	(2)	1
Accrued expenses	(198)	(211)	13	—
Accrued wages, salaries and employee benefits	(1,144)	(1,117)	(27)	—
Customer advances	713	713	—	—
Other assets – net	69	224	(12)	(143)	1
Other liabilities – net	(300)	(482)	55	127	1
Net cash provided by (used for) operating activities	1,289	926	297	66
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(710)	(700)	(11)	1	1
Expenditures for equipment leased to others	(208)	(4)	(205)	1	1
Proceeds from disposals of leased assets and property, plant and equipment	149	14	137	(2)	1
Additions to finance receivables	(3,209)	—	(3,549)	340	2
Collections of finance receivables	3,049	—	3,458	(409)	2
Net intercompany purchased receivables	—	—	(3)	3	2
Proceeds from sale of finance receivables	7	—	7	—
Collections of intercompany receivables (original maturities greater than three months)	—	—	7	(7)	3
Investments and acquisitions (net of cash acquired)	(2)	(2)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	12	12	—	—
Proceeds from maturities and sale of securities	923	782	141	—
Investments in securities	(177)	(28)	(149)	—
Other – net	(9)	(44)	35	—
Net cash provided by (used for) investing activities	(175)	30	(132)	(73)
Cash flow from financing activities:
Dividends paid	(674)	(674)	—	—
Common stock issued, including treasury shares reissued	(64)	(64)	—	—
Payments to purchase common stock	(3,660)	(3,660)	—	—
Payments on intercompany borrowings (original maturities greater than three months)	—	(7)	—	7	3
Proceeds from debt issued (original maturities greater than three months)	2,633	—	2,633	—
Payments on debt (original maturities greater than three months)	(1,797)	(27)	(1,770)	—
Short-term borrowings – net (original maturities three months or less)	(934)	—	(934)	—
Net cash provided by (used for) financing activities	(4,496)	(4,432)	(71)	7
Effect of exchange rate changes on cash	54	49	5	—
Increase (decrease) in cash, cash equivalents and restricted cash	(3,328)	(3,427)	99	—
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,170	726	—
Cash, cash equivalents and restricted cash at end of period	$3,568	$2,743	$825	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of proceeds and payments to/from MP&E and Financial Products.
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